July 12, 1999

Putnam High Yield Total Return Fund
One Post Office Square
Boston, Massachusetts  02109

Putnam High Yield Trust II
One Post Office Square
Boston, Massachusetts  02109

Ladies and Gentlemen:

         We have acted as counsel in connection with the acquisition (the "Acquisition") by Putnam Funds Trust, a Massachusetts business trust, on behalf of its Putnam High Yield Trust II series ("High Yield Trust II") of all of the properties and assets, and the assumption by it of all of the liabilities of, Putnam High Yield Total Return Fund, a series of Putnam Funds Trust (the "Total Return Fund"), pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of March 17, 1999 by Putnam Funds Trust on behalf of High Yield Trust II and Putnam Funds Trust on behalf of the Total Return Fund. This opinion is furnished to you pursuant to Sections 8(f) and 9(f) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

         We have today attended the closing of the Acquisition. We have examined conformed copies of the Registration Statement of Putnam Funds Trust for High Yield Trust II on Form N-14, as amended, and all exhibits thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"); a copy of each of the Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") and the Statement of Additional Information relating to the Acquisition, dated April 12, 1999, each as filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"); copies of the Prospectus and the Statement of Additional Information of High Yield Trust II, dated December 30, 1998 (the "High Yield Trust II Prospectus and Statement of Additional Information"), as filed with the Commission pursuant to Rule 497 under the 1933 Act; copies of the Prospectus and Statement of Additional Information of the Total Return Fund dated October 30, 1998, as filed with the Commission pursuant to Rule 497 under the 1933 Act; and an executed copy of the Agreement. We have also examined and relied upon the originals or copies of minutes of meetings of the shareholders and Trustees of the Total Return Fund and of the Trustees of High Yield Trust II; a copy of the Agreement and Declaration of Trust of Putnam Funds Trust, on file in the offices of the Secretary of State of The Commonwealth of
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Massachusetts (the "Declaration of Trust"); a certificate of recent date of the
Secretary of State of The Commonwealth of Massachusetts as to the existence of Putnam Funds Trust; copies of the Bylaws of Putnam Funds Trust (the "Bylaws"); a certificate of Putnam Investment Management, Inc. (the "Putnam Certificate") to the effect that the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not violate the investment restrictions of High Yield Trust II contained in the Declaration of Trust of Putnam Funds Trust, the Bylaws of Putnam Funds Trust, or the High Yield Trust II Prospectus and Statement of Additional Information; an affidavit of an officer of Management Information Services Corp. to the effect that it completed the initial mailing, on or about April 22, 1999, of the Prospectus/Proxy Statement and the High Yield Trust II Prospectus to each shareholder of record of the Total Return Fund as of the close of business on April 1, 1999; and such other documents as we have considered necessary in rendering this opinion.

         We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to the corresponding originals of all documents submitted to us as copies. For the purpose of our opinion in paragraph 5 below, we have relied, as to matters relating to compliance by High Yield Trust II with its investment restrictions, solely upon the Putnam Certificate.

         We express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts and the United States of America. Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction, including The Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. High Yield Trust II and the Total Return Fund are each series of Putnam Funds Trust, a legally organized and validly existing voluntary association with transferable shares of beneficial interest under the laws of The Commonwealth of Massachusetts, and neither High Yield Trust II nor the Total Return Fund is, to our knowledge, required to qualify to do business as a foreign association in any jurisdiction, except as may be required by state securities or blue sky laws.

         2. The Agreement has been duly authorized, executed, and delivered by Putnam Funds Trust on behalf of the Total Return Fund and Putnam Funds Trust on behalf of High Yield Trust II and, assuming that the Registration Statement and the Prospectus/Proxy Statement comply with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), is a valid and binding obligation of each of the Total Return Fund and High Yield Trust II.

         3. The Total Return Fund has the power to sell, assign, convey, transfer, and deliver the assets contemplated by the Agreement to be sold, assigned, conveyed, transferred, and delivered and, upon consummation of the transactions contemplated by the Agreement in accordance with its terms the Total Return Fund will have duly sold, assigned, conveyed,
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transferred, and delivered such assets to High Yield Trust II.

         4. The High Yield Trust II shares to be delivered to the Total Return Fund as provided for by the Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by High Yield Trust II, and no shareholder of High Yield Trust II has any preemptive right to subscription or purchase in respect thereof.

         5. The execution and delivery of the Agreement by each of the Total Return Fund and High Yield Trust II did not, and the consummation of the transactions contemplated thereby will not, violate the Declaration of Trust or Bylaws of Putnam Funds Trust, or any provision of any agreement known to us to which either is a party or by which either is bound.

         6. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by either of the Total Return Fund or High Yield Trust II of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities or blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"). In connection with the H-S-R Act, we advise you that members of the legal staff of the premerger notification office of the Federal Trade Commission (the "FTC") have informed us in telephone conversations on several occasions in the past that registered investment companies which are parties to transactions such as those contemplated by the Agreement are not required in connection with or in contemplation of such transactions to make any filings with the FTC to comply with the H-S-R Act or any rules or regulations promulgated thereunder.

         7. The Registration Statement has become effective under the 1933 Act, and to the best of our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

         In connection with our opinion in paragraph 2, we point out that copies of the Declaration of Trust of Putnam Funds Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and that the Agreement provides that it has been executed by the Trustees of each of High Yield Trust II and the Total Return Fund, respectively, as Trustees and not individually and that the obligations of the Agreement are not binding upon any of the Trustees, officers or shareholders of High Yield Trust II or the Total Return Fund individually, but are binding only upon the assets and property of High Yield Trust II and the Total Return Fund, as the case may be.

         In connection with our opinion in paragraph 4, we point out that under Massachusetts law, shareholders of a "Massachusetts business trust" could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust of Putnam Funds Trust disclaims shareholder liability for acts or obligations of Putnam Funds Trust on behalf of its High Yield Trust II series and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by Putnam Funds Trust. The
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Declaration of Trust provides for indemnification out of the property of Putnam
Funds Trust for all loss and expense of any shareholder of Putnam Funds Trust held personally liable for the obligations of Putnam Funds Trust solely by reason of his being or having been a shareholder of Putnam Funds Trust. Thus, the risk of a shareholder's incurring financial loss on account of such shareholder liability is limited to circumstances in which Putnam Funds Trust itself would be unable to meet its obligations.

         This opinion is furnished by us solely for your benefit and, except as expressly consented to by us in writing, may not be relied upon by any other entity or individual.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray

                                                         Ropes & Gray